electroCore, Inc.

200 Forge Way, Suite 205

Rockaway, NJ 07866

July 11, 2024

F. Peter Cuneo

Re:	Consulting Agreement

Dear Peter,

This letter agreement (the "Agreement"), when signed by you, will set forth the agreement between you and electroCore, Inc., a Delaware corporation (the "Company"), concerning your role as a consultant to the Company commencing with the completion of your service as a member of the Board of Directors of the Company (the “Board”).

Accordingly, in consideration of the promises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties intending to be legally bound, agree as follows:

1. Resignation and Reappointment to the Board. This Agreement shall memorialize your resignation at the close of business on July 11, 2024 as a Class III member of the Board with a term of service expiring as of the 2024 annual meeting of stockholders of the Company, and your reappointment to the Board immediately after the close of business on July 11, 2024 as a Class I member of the Board with a term of service expiring as of immediately prior to the 2025 annual meeting of stockholders of the Company (the “2025 Meeting”). Except for the change from a Class III to a Class I member, your service on the Board shall be deemed to have continued uninterrupted for all purposes.

2. Services. From and after the effective date of any future termination of your service as a member of the Board (which you and the Company agree shall be not later than immediately prior to the 2025 Meeting (the “Consulting Effective Date”)), until the expiration of the Term as set forth in Section 3 below, you agree to serve as a consultant to the Company, providing advice to the Company’s Chief Executive Officer (“CEO”), and consulting on such matters as shall be mutually agreed by you and the Company. You shall report to, and coordinate your services hereunder through, the CEO.

3. Term. This Agreement shall be in effect from the date hereof and expire on the first anniversary of the Consulting Effective Date or such earlier time as shall be mutually agreed (the period during which this Agreement shall be in effect is referred to herein as the “Term”). Notwithstanding the foregoing, either party may terminate this Agreement and the Term at any time after the Consulting Effective Date on not less than 30 days’ prior notice. Without any obligation to do so, the Term may be extended by mutual written agreement expressly referencing this Section 3 in a writing executed by you and the CEO.

4. Compensation; Stock Options. (a) Hourly/Daily Rate. As compensation for your consulting services to the Company hereunder after the Consulting Effective Date, the Company shall pay you at an hourly rate of $500; provided, however, that with respect to any day where the services exceed six hours, the Company shall pay you at a daily rate of $3,000.

(b) Invoicing/Expenses. You will invoice the Company on a monthly basis with respect to any consulting services hereunder, setting forth in reasonable detail the services performed by day, task and hours devoted for each task. The Company will reimburse you for any reasonable out-of-pocket expenses, including reasonable travel expenses, incurred by you in connection with the performance of the consulting services hereunder in accordance with the Company's expense reimbursement policy as in effect from time to time; provided, however, that any individual expense item in excess of $1,000 shall require the CEO’s express prior written consent. All payments to you hereunder shall be payable in arrears consistent with the Company’s normal practice for consultants.

(c) Stock Options. The Company acknowledges that the 50,000 options to purchase shares of common stock of the Company granted to you pursuant to an award agreement dated July 11, 2024 shall vest monthly over a 12-month period following the date hereof; provided that they shall be fully vested if (i) the Company terminates this Agreement prior to expiration of such 12-month period for any reason other than in the case of a material breach by you of this Agreement or any agreement incorporated herein, or (ii) (x) following your appointment on July 11, 2024 as a Class I member of the Board you remain in service as a member of the Board until immediately prior to the 2025 Meeting, and (ii) you have not earlier terminated or materially breached the terms of this Agreement or any agreement incorporated herein. Such options shall be exercisable in accordance with the terms of the award agreement during the Term and for one year thereafter but in any event until the third anniversary of the award agreement. In the case of any inconsistency, between this Section 3(c) and the award agreement, the award agreement shall control.

5. Independent Contractor. It is understood that your consulting services are being furnished to the Company as an independent contractor and not as an employee. Except as otherwise provided in this Agreement, you shall have reasonable discretion and responsibility for the selection of procedures, processes, materials, working hours, and other incidents of performance of services under this Agreement, subject to oversight from the Company’s CEO or other authorized officer designated by the CEO. You acknowledge that you will not be entitled to participate in any employee benefit plans currently or hereafter maintained by the Company. The parties acknowledge and agree that you will be solely and completely responsible for any and all taxes due and owing to any governmental entity or agency (federal, state and/or local) on any monies or compensation received by you from the Company under this Agreement. You will pay all taxes arising from his receipt of compensation under this Agreement, including, but not limited to, any self-employment and payroll taxes.

6. Confidential Information and IP Assignment. You agree to execute and be bound by the Company’s standard Consultant Confidentiality and Assignment Agreement, a copy of which is attached hereto and which shall be incorporated by reference herein.

7. Miscellaneous. This Agreement, together with the documents referred to herein and incorporated by reference herein, contains the entire agreement of the parties with respect to the subject matter hereof. The terms and conditions of this Agreement may be modified, amended and waived only by a written instrument signed by you and the CEO. The Company’s waiver or failure to enforce the terms of this Agreement or any similar agreement in one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this or any other agreement. You acknowledge that the Company may have no adequate remedy at law in case of violation of any of the terms of this Agreement. In such event, the Company shall have the right, in addition to any other rights and remedies it may have, to obtain, in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach hereof or otherwise to specifically enforce any of the provisions of this Agreement. Because of the personal nature of the services to be rendered by you under this Agreement, you may not assign this agreement without the prior written consent of the Company, which may be withheld at its discretion. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Your obligations and responsibilities under the agreement referred to in Section 5 shall remain in full force and effect and survive any termination or expiration of this Agreement. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices required or permitted hereunder shall be sent: (A) to the Company at 200 Forge Way, Suite 205, Rockaway, NJ 07866; Attention: Chief Executive Officer, with a copy (which shall not constitute notice) to: Ira L. Kotel, Esq., Dentons US LLP, 101 JFK Parkway, Short Hills, NJ 07078; and (B) to you at the address on the signature page hereof or such other address as the Company may have in its records for you at the time of notice, or at such other address as the Company or you may designate by written notice to the other party. Each party hereto intends that this Agreement shall not benefit, be enforceable by, or create any right or cause of action in or on behalf of any person or entity other than you and the Company.

8. Governing Law; Jurisdiction. This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of Delaware. The parties hereto consent to the jurisdiction of the federal and state courts in the State of Delaware for all disputes arising pursuant to this Agreement. YOU AND THE COMPANY AGREE AND ACKNOWLEDGE THAT ANY ACTION OR OTHER PROCEEDING UNDER OR IN RELATION TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR OTHER PROCEEDING.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If you agree with the foregoing terms, please indicate such agreement by signing the enclosed duplicate original of this letter in the space provided and returning it to the Company.

Very truly yours,

ElectroCore, Inc.

By:
Name: Daniel S. Goldberger
Title: Chief Executive Officer

Acknowledged and Agreed:

______________________________

F. Peter Cuneo

electroCore, Inc.

Consultant Confidentiality and Assignment Agreement

(the “Agreement”)

In consideration and as a condition of my continuing engagement as a consultant by electroCore, Inc. and its affiliates (collectively, the “Company”), I agree as follows:

1. Proprietary Information. I agree that all information, whether or not in writing, concerning the Company’s business, technology, business relationships or financial affairs which the Company has not released to the general public (collectively, “Proprietary Information”) is and will be the exclusive property of the Company. By way of illustration, Proprietary Information may include information or material which has not been made generally available to the public, such as: (a) corporate information, including plans, strategies, methods, policies, resolutions, negotiations, or litigation; (b) marketing information, including strategies, methods, customer identities, or other information about customers, prospect identities, or other information about prospects, or market analyses or projections; (c) financial information, including cost and performance data, debt arrangements, financial and operational results and expectations, equity and capital structure, investors and holdings, purchasing and sales data, and price lists; and (d) operational and technological information, including plans, specifications, manuals, forms, templates, software, designs, methods, procedures, formulas, discoveries, inventions, improvements, concepts, and ideas; and (e) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations, and termination arrangements or documents. Proprietary Information also includes information received in confidence by the Company from its customers or suppliers or other third parties.

2. Recognition of Company’s Rights. I will not, at any time, without the Company’s prior written permission, either during or after my consulting engagement, disclose any Proprietary Information to anyone outside of the Company, or use or permit to be used any Proprietary Information for any purpose other than the performance of my duties as a consultant to the Company. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Proprietary Information. I will deliver to the Company all copies of Proprietary Information in my possession or control upon the earlier of a request by the Company or termination of my consulting engagement. I will not, under any circumstances, (a) remove any source code of the Company from the premises of the Company or (b) access any source code of the Company.

3. Rights of Others. I understand that the Company is now and may hereafter be subject to non-disclosure or confidentiality agreements with third persons which require the Company to protect or refrain from use of Proprietary Information. I agree to be bound by the terms of such agreements in the event I have access to such Proprietary Information.

4. Commitment to Company; Avoidance of Conflict of Interest; Compliance Within Company Policies. While a consultant to the Company, I will not engage in any other business activity that conflicts with my duties to the Company. I will advise the Chief Executive Officer at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest with the Company. During my consultancy, I will take whatever action is reasonably requested of me by the Company to resolve any conflict or appearance of conflict which it finds to exist. Without limiting the foregoing, I agree to comply with the Company’s Code of Conduct and Business Principles, Insider Trading Policy and related policies and procedures (as a consultant who has been designated by the Company to be subject to such policy), Related Party Transactions Policy (for so long as I am reasonably considered by the Company to be a “Related Person” as defined by such policy, and in any event through at least December 31, 2025), Corporate Communications Policy, Code of Conduct for Interacting with HealthCare Professionals, as in effect from time to time, and any other policies of the Company generally applicable to consultants or that in the discretion of the Company it reasonably requests that I comply with.

5. Developments. I will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, ideas, concepts, methodologies, graphics or images, and audio or visual works and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by me (alone or jointly with others) or under my direction in connection with or relating or attributable to my consulting services to the Company. I acknowledge that all such work performed by me is on a “work for hire” basis, and I hereby do assign and transfer and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns all my right, title and interest in all Developments that result from or are attributable my consulting services to the Company or result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (“Company-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”).

6. Documents and Other Materials. I will keep and maintain adequate and current records of all Proprietary Information and Company-Related Developments developed by me during my consultancy with the Company, which records will be available to and always remain the sole property of the Company.

All files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, program listings, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, whether created by me or others, which come into my custody or possession in connection with my consultancy to the Company, are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. In the event of the termination of my consultancy for any reason, I will deliver to the Company all files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, program listings, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, and other materials of any nature pertaining to the Proprietary Information of the Company and my consultancy to the Company, and will not take or keep in my possession any of the foregoing or any copies.

7. Enforcement of Intellectual Property Rights. I will cooperate fully with the Company, both during and after my consultancy with the Company, with respect to the procurement, maintenance, and enforcement of Intellectual Property Rights in Company-Related Developments. I will sign, both during and after the term of this Agreement, all papers, including without limitation copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable to protect its rights and interests in any Company-Related Development. If the Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby irrevocably designate and appoint each officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development. I hereby waive and irrevocably quitclaim to the Company or its designee any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to the Company or such designee.

8. Non-Solicitation and Non-Competition. Except as may be prohibited by law, during the Restricted Period (as defined below), I will not, directly or indirectly, in any manner, other than for the benefit of the Company, (a) call upon, solicit, divert or take away any of the customers or business of the Company or any of its suppliers, or request or cause any of the above to cancel or terminate any part or their relationship with the Company or refuse to enter into any business relationship with the Company, (b) solicit, entice or attempt to persuade any employee, agent or consultant of the Company to leave the services of the Company for any reason or take any other action that may cause any such individual to terminate his or her employment with, or otherwise cease his or her relationship with, the Company, or assist in such hiring or engagement by another person or business entity, and (c) own, operate, manage, control, engage in, participate in, invest in, permit my name to be used by, act as a consultant or advisor to, render services for (alone or in association with any other person or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise which, directly or indirectly, wholly or partly, competes with the Company. For purposes of this Agreement, the term “Restricted Period” shall mean the period during which I am engaged as a consultant by the Company and a period of twelve (12) months immediately following the termination of my engagement with the Company. If I violate any of the provisions of this paragraph 8, I agree that the running of the Restricted Period will be extended by the time during which I engaged in such violation(s), and that such violation shall be grounds for the Company to terminate this Agreement and the Consulting Agreement (the “Consulting Agreement”) dated August 4, 2023 between me and the Company.

9. Government Contracts. I acknowledge that the Company may have from time-to-time agreements with other persons or with the United States Government or its agencies which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to comply with any such obligations or restrictions upon the direction of the Company. In addition to the rights assigned under paragraph 5, I also assign to the Company (or any of its nominees) all rights which I have or acquired in any Developments, full title to which is required to be in the United States under any contract between the Company and the United States or any of its agencies.

10. Prior Agreements. I hereby represent that, except as I have fully disclosed previously in writing to the Chief Executive Officer of the Company, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my consultancy with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement as a consultant of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to entering into this agreement with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

11. Remedies Upon Breach. I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose. Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to any other available remedies, shall be entitled to injunctive relief without the necessity of proving actual damages.

12. Publications and Public Statements. I will obtain the Company’s written approval before publishing or submitting for publication any material that relates to my consulting work for the Company and/or incorporates any Proprietary Information. I agree to comply with the Company’s Corporate Communications Policy and such other policies that are in effect from time to time relating to public disclosure of Company information.

13. No Continuing Obligation. Subject to Section 2 of the Consulting Agreement, I understand that this Agreement does not create an obligation on the Company or any other person to continue my consultancy with the Company.

14. Return of Company Property. Upon termination of my consultancy with the Company, or at any time the Company requests, I will deliver immediately to the Company, will not delete or destroy, and will not keep in my possession, recreate, or deliver to anyone else, any and all property belonging to the Company, including any and all Proprietary Information in any form, stage or development or media, as well as devices and equipment belonging to the Company, Company credit cards, electronic data, and any other documents and property. The foregoing shall not restrict my right to retain materials provided to me in my capacity as a former member of the Company’s Board of Directors.

15. Survival and Assignment by the Company. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, compensation or benefits or other terms and conditions of consultancy. I further understand that my obligations under this Agreement will continue following the termination of my consultancy regardless of the manner of such termination and will be binding upon my heirs, executors, and administrators. The Company will have the right to assign this Agreement to its affiliates, successors and assigns.

16. Disclosure to Future Employers. I will provide a copy of this Agreement to any prospective employer, partner or coventurer prior to entering into an employment, partnership or other business relationship with such person or entity in order to apprise such person or entity of the restrictions hereunder this Agreement.

17. Severability. In case any provisions or portions thereof contained in this Agreement shall, for any reason, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity, or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the maximum extent permissible under applicable law.

18. Interpretation; Governing Law. This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of Delaware. This Agreement contains the full and complete understanding of the parties with respect to the subject matter hereof and except as otherwise may be provided herein supersedes all prior agreements, representations, and understandings, whether oral or written, with respect to the subject matter hereof. The parties hereto consent to the jurisdiction of the federal and state courts in the State of Delaware for all disputes arising pursuant to this Agreement. The Company and I agree and acknowledge that any action or other proceeding under or in relation to this Agreement is likely to involve complicated and difficult issues, and therefore each party irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any such action or other proceeding.

I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS. BY SIGNING BELOW, I CERTIFY THAT I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth below.

Signed:

Type or print name: F. Peter Cuneo

Address:

Date: July 11, 2024

E-mail Address: